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                                                                     Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


                          dated as of November 23, 1998

                                  by and among

                              UNIPHASE CORPORATION

                             a Delaware corporation,

                             PHASE ACQUISITION CORP.

                             a Delaware corporation,


                     BROADBAND COMMUNICATIONS PRODUCTS, INC.

                             a Florida corporation,

                                       and

                                the Shareholders

                   of BROADBAND COMMUNICATIONS PRODUCTS, INC.

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                      AGREEMENT AND PLAN OF REORGANIZATION



           THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of November 23, 1998, by and among Phase Acquisition Corp., a Delaware corporation ("Merger Subsidiary"), Uniphase Corporation, a Delaware corporation ("Purchaser"), Broadband Communications Products, Inc., a Florida corporation (the "Company"), James Breitmeier, Paul Casper, James Troy, Donald Alford, Whitworth Cotten, Marc Sawyer and Allen Henry (each a "Shareholder" and, collectively, the "Shareholders").


                                    RECITALS

           A. The Company is in the business of developing, manufacturing and selling digital telecommunications optoelectronics transmitters, receivers, instruments and associated optoelectronics products (the "Business").

           B. Purchaser and the Company desire to merge (the "Merger") Merger Subsidiary with and into the Company with the Company being the surviving corporation (the "Surviving Corporation") of the Merger.

           C. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes shall be accounted for as a pooling of interests.

           NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    AGREEMENT

                                   ARTICLE 1
                                     MERGER

           1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the corporations laws of the State of Florida (the "Florida Act"), at the Effective Time (as hereinafter defined), Merger Subsidiary will be merged with and into the Company, with the Company being the Surviving Corporation of the Merger and becoming a wholly-owned subsidiary of Purchaser and the separate corporate existence of Merger Subsidiary shall cease.

           1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Merger and the other transactions contemplated hereby (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after the satisfaction or waiver of the conditions set forth in Article 7 hereof, at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304, or such other place and time


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as the parties may otherwise agree, and the date of the Closing is referred to herein as the "Closing Date."

           1.3 FILING OF MERGER DOCUMENTS; EFFECTIVE TIME. At the Closing, the parties shall cause the Merger to be consummated by executing and filing duly executed Articles of Merger and, in the case of Purchaser, a duly executed Certificate of Merger (collectively the "Merger Documents") with respect to the Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Florida, in such form as Purchaser reasonably determines is required by and in accordance with the relevant provisions of the DGCL and the Florida Act. The time upon which such filing becomes effective in accordance with the DGCL and the Florida Act is referred to herein as the "Effective Time."

           1.4 EFFECT OF MERGER. At the Effective Time, the effect of the Merger shall be as provided in the DGCL and the Florida Act. Without limiting the generality of the foregoing, at the Effective Time:

               (a) All property, rights, privileges, policies and franchises of the Company and the Merger Subsidiary shall vest in the Surviving Corporation and all debts, liabilities and duties of the Merger Subsidiary and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

               (b) The Articles of Incorporation and the Bylaws of the Company, as in effect immediately prior to the Closing Date, shall remain the Articles of Incorporation and Bylaws of the Surviving Corporation, unless and until amended in accordance with their terms and as provided by law.

               (c) The directors of the Merger Subsidiary shall become the directors of the Surviving Corporation, each to hold a directorship in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until his successor is duly elected and qualified, and the parties listed on Schedule 1.4 delivered by the Company to Purchaser concurrent with the execution and delivery of the Agreement shall be the respective officers of the Surviving Corporation as identified on such Schedule 1.4.

           1.5 TAX AND ACCOUNTING TREATMENT. The parties hereto acknowledge and agree that the Merger contemplated hereby shall be treated for accounting purposes as a pooling of interests. The parties also acknowledge and agree that the Merger is intended to be a tax-free reorganization under Section 368(a)(2)(E) of the Code. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Company acknowledges and agrees that neither Purchaser nor Merger Subsidiary makes any representation or warranty as to the status of the Merger as a tax-free reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Effective Time by the Company or any Affiliate (as hereinafter defined) of the Company, other than Purchaser or Merger Subsidiary, has or may have on any such tax-free status.


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                                   ARTICLE 2
                               CONVERSION OF STOCK

           2.1 CONSIDERATION; CONVERSION OF STOCK.

               2.1.1 For the purposes of this Agreement, "Consideration" means 1,148,000 shares of Common Stock, $0.001 par value per share, of Purchaser ("Purchaser Common Stock"), minus (a) that portion thereof allocated to the outstanding Employee Options pursuant to Section 2.3 below, (b) that number of shares thereof equal to the quotient obtained by dividing (i) the aggregate amount by which the fees and expenses incurred by or on behalf of the Company in accordance with Section 13.5 exceed $150,000 by (ii) the Closing Market Value (as hereinafter defined). At the Effective Time, by virtue of the Merger, and without further action by any person or entity, all of the shares of Company Stock (as hereinafter defined) issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive (subject to the payment of cash for fractional shares as provided in Section 2.2.3) the Consideration in accordance with Section 2.1.2 and Section
2.2 hereof. All shares of Company Stock held by the Company as treasury stock shall be canceled and no payment shall be made with respect thereto. Each issued and outstanding share of capital stock of Merger Subsidiary shall, at the Effective Time, be automatically converted into one share of the Company Common Stock (as hereinafter defined). For the purposes hereof, (a) the term "Company Stock" shall mean all issued and outstanding shares of the Company's common stock, $1.00 par value per share, as of the Effective Time, and (b) the term "Closing Market Value" shall mean the average closing market price of one share of Purchaser Common Stock on the Nasdaq National Market for the thirty-one (31) trading days ending on the trading day that is three trading days prior to the Closing Date as reported (absent manifest error) in the Wall Street Journal, Eastern Edition.

               2.1.2 The Consideration shall be allocated among the holders of shares of Company Stock outstanding immediately prior to the Effective Time at the rate (the "Exchange Rate") of 711.7173 shares of Purchaser Common Stock for each share of Company Stock held by such holders; provided, that the Exchange Rate shall be adjusted, to the extent an adjustment is made pursuant to clause
(b) of Section 2.1.1 above, to an amount equal to the quotient obtained by dividing the number of shares of Purchaser Common Stock constituting the Consideration by 1613.

           2.2 PAYMENT OF CONSIDERATION. On the Closing Date:

               2.2.1 Subject to Section 2.2.2, Purchaser shall issue and deliver to the holders of Company Stock certificates representing the number of shares of Purchaser Common Stock comprising the Consideration (other than the Escrowed Shares (as hereinafter defined)) allocated to such shareholders in accordance with Section 2.1.2 above and Schedule 2.2.1 delivered by the Company to Purchaser concurrent with the execution and delivery of this Agreement.

               2.2.2 Purchaser shall authorize one or more persons to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Purchaser shall cause the Exchange Agent to mail (i) to all former holders of record Company Stock


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instructions for surrendering their certificates representing Company Stock in exchange for a certificate or certificates representing shares of Purchaser Common Stock. Upon surrender of a Company Stock certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Purchaser, the holder of such certificate shall be entitled to receive in exchange therefor (subject to Section 2.2.4) a certificate representing that number of whole shares of Purchaser Common Stock into which the shares of Company Stock theretofore represented by such certificate so surrendered shall have been converted pursuant to the provisions of this Agreement, and the certificate so surrendered shall forthwith be canceled. Until surrendered in accordance with the provisions of this Section, each Company Stock certificate shall represent for all purposes shares of Purchaser Common Stock. Purchaser Common Stock into which Company Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time. If any Purchaser Common Stock certificates are to be issued in a name other than that in which the Company Stock certificate surrendered is registered, it shall be a condition of such exchange that the person requesting such exchange shall deliver to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Purchaser Common Stock in a name other than that of the registered holder of the certificate or surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

               2.2.3 No certificates representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of Company Stock certificates. No fractional interest shall entitle the owner to vote or to any rights of a security holder. In lieu of fractional shares, each holder of shares of Company Stock who would otherwise have been entitled to a fractional sharer of Purchaser Common Stock, will receive upon surrender of a Company Stock certificate or certificates, as the case may be, an amount in cash (without interest) determined by multiplying such fraction by the Closing Market Value.

               2.2.4 Purchaser shall deposit 72,951 shares of the Purchaser Common Stock comprising the Consideration (the "Escrowed Shares"), pro rated with respect to each Shareholder based on the portion of the Consideration allocated to such Shareholder, with an escrow agent selected by Purchaser and reasonably satisfactory to the Company (the "Escrow Agent") to be held and disbursed by the Escrow Agent in accordance with the form of escrow agreement (the "Escrow Agreement") attached hereto as Exhibit 2.2.4.

           2.3 OPTIONS.

               2.3.1 At the Effective Time, any and all outstanding and unexercised Employee Options (as hereinafter defined) shall cease to represent a right to acquire shares of the Company Common Stock and shall be converted automatically into Purchaser Options (as hereinafter defined) to purchase shares of Purchaser Common Stock in an amount and at an exercise price determined as provided below:

                     (a) The number of shares of Purchaser Common Stock subject to the new Purchaser Option shall be equal to the product of the number of shares of the Company Common Stock subject to the Employee Option and the Exchange Rate; provided that any


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fractional shares of Purchaser Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                     (b) The exercise price per share of Purchaser Common Stock under the Purchaser Option shall be equal to the quotient obtained by dividing the exercise price per share of the Company Common Stock under the Employee Option by the Exchange Rate, provided that such exercise price shall be rounded to the nearest cent. For this purpose, each share of Company Stock issuable pursuant to an Employee Option that is outstanding at the Effective Time will be deemed to be outstanding immediately prior to the Effective Time. From and after the Effective Time, the Stock Option Plans (as defined below) shall be assumed by Purchaser and shall continue in effect, provided that no further options shall be granted under the Stock Option Plans.

               2.3.2 The adjustment provided herein with respect to any Employee Options that are "incentive stock options" (as defined in the Code) shall be and is intended to be effected in a manner consistent with Section 424(b) of the Code. The duration and other terms of the Purchaser Option shall be the same as the Employee Option except that all references to the Company shall be deemed to be references to Purchaser.

               2.3.3 Prior to the Closing Date and except for any Employee Options, the Company shall cause all outstanding Warrants and Options (as hereinafter defined), to be exercised (and all shares of the Company Common Stock required to be issued pursuant to such exercise to be validly and fully issued as fully paid, nonassessable shares) or terminated, such that, as of the Effective Time, (a) no options, warrants or other rights to acquire any shares of the Company's capital stock or any securities convertible into shares of the Company's capital stock are outstanding, and (b) no person or entity other than the holders of Company Stock shall have any right, title or interest in or to the Company or any securities issued by the Company, all of which holders shall have no such, right, title or interest in or to the Company, other than their ownership of Company Stock.

           2.4 TAXES AND CLOSING COSTS. All transfer, sales and use taxes imposed by any governmental entity or with respect to or as the result of the Merger shall be paid by the Company and accrued prior to the Closing Date. Except as provided above, each party shall bear their own costs in connection with the transactions contemplated hereby, as provided in Section 13.5.

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

           The Company and the Shareholders hereby, jointly and severally, represent and warrant to Purchaser and Merger Subsidiary that the following facts and circumstances are true and correct, as of the date of this Agreement, subject to the limitations and exceptions set forth on Schedule 3 delivered by the Company to Purchaser concurrent with the execution and delivery of this Agreement (the "Company Disclosure Schedule"). Whenever the term "to the Company's


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knowledge" or similar expression appears in any representation or warranty in this Article 3, it means to the actual knowledge of the Company's directors, officers and employees holding Employee Options and the Shareholders, after reasonable inquiry and investigation. Whenever the term "the Company has received no notice" or like expression appears in any representation or warranty in this Article 3, it means that none of the Company's directors, officers, employees holding Employee Options or the Shareholders have received actual oral or written notice of the matter to which such term is applied, after having made reasonable inquiry as to whether notice has been received.

           3.1 ORGANIZATION. The Company: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida;
(ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all of the other documents and agreements contemplated hereby; and
(iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, operations or financial condition of the Company. The Company has no Subsidiaries (as hereinafter defined) and holds no right, title or interest in or to any other corporation, company, partnership, trust, limited liability company or other entity.

           3.2 AUTHORITY AND CONSENTS. The execution and performance of this Agreement and the other documents to be executed by the Company pursuant to the terms hereof will not result in a violation of the Company's Articles of Incorporation or Bylaws. The Company has full power and authority (corporate and otherwise) to enter into this Agreement and the other documents to be executed by the Company pursuant to the terms hereof and to carry out the transactions contemplated by this Agreement and such other documents. Each of the Shareholders has the legal capacity and competence to effect and deliver this Agreement and the other documents to be executed by the Shareholders pursuant to the terms hereof. This Agreement and the other documents to be executed by the Company pursuant to the terms hereof and their execution and delivery to Merger Subsidiary and Purchaser have been duly authorized by the Board of Directors and the shareholders of the Company, and, no further corporate action prior to the Closing shall be necessary on the part of the Company or its shareholders to effect the Merger or to make this Agreement and the other documents to be executed by the Company pursuant to the terms hereof and the transactions contemplated by this Agreement and such other documents valid and binding upon the Company. Upon the filing of the Merger Documents with the Secretaries of State for the State of Delaware and the State of Florida, the Merger shall be immediately and automatically effective without further action by any person or entity. This Agreement and the other documents to be executed by the Company and the Shareholders pursuant to the terms hereof do and will constitute a legal, valid and binding obligation of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with their respective terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (ii) to general principles of equity.


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           Each Shareholder hereby consents to the Merger and all of the transactions contemplated hereby.

           The Company has delivered to Purchaser true, complete and correct copies of (i) its Articles of Incorporation, as amended to date, certified by the appropriate official of the jurisdiction of incorporation, (ii) its Bylaws, as amended to date, and (iii) its stock ledger, in each case, certified by the Company's corporate secretary. The Articles of Incorporation and Bylaws of the Company are in full force and effect and the Company is in full compliance with the provisions thereof.

           3.3 CAPITALIZATION AND TITLE TO SHARES.

               3.3.1 The Company is authorized to issue 10,000 shares of Company Stock, of which 1,025 shares are issued and outstanding. The Company has never repurchased any shares of issued Company Stock. All of such shares are owned of record by the Shareholders in the amounts set forth on Section 3.3.1 of the Company Disclosure Schedule. No other class of capital stock of the Company is authorized or outstanding. The Shareholders are the sole shareholders of the Company. All of the issued and outstanding shares of the Company's capital stock are duly authorized and are validly issued, fully paid, nonassessable and free of pre-emptive rights. None of the issued and outstanding shares of the Company have been issued in violation of any federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

               3.3.2 Section 3.3.2 of the Company Disclosure Schedule includes a true and complete list of (a) all outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from the Company any shares of the capital stock or any other security of the Company, and all outstanding securities of any kind convertible into or exchangeable for such securities (all such rights, subscriptions, warrants, calls, options, agreements and convertible securities, collectively, "Warrants and Options"), and (b) all of the Company's stock option plans ("Stock Option Plans"). True and complete copies of all instruments (or the form of such instruments) referred to in this Section 3.3.2 have been previously furnished to Purchaser. There are no shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of the Company to which the Company is a party. Except for options granted pursuant to the Company's Stock Option Plans ("Employee Options"), all outstanding unexercised Warrants and Options shall terminate immediately prior to the Effective Time.

               3.3.3 The Company does not own beneficially any shares of capital stock of Purchaser.

           3.4 TITLE TO ASSETS. The Company has good and marketable title to all of its tangible assets and properties (collectively, the "Assets") reflected as owned on the Current Financial Statements (as defined hereinafter), and all such Assets and properties are free and clear of all liens, charges, encumbrances, security interests and rights and interests in others (collectively, "Liens"), other than Permitted Liens (as hereinafter defined). The Company does not own any real property and does not have any options or contractual obligations to purchase or acquire any


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interest in real property. The Company has a valid, binding and enforceable leasehold estates and interests, free and clear of all Liens (other than the interest of the landlord therein) in and to the properties described on Section
3.4 of the Company Disclosure Schedule (collectively, the "Property") pursuant to leases (collectively, the "Leases") described on Section 3.4 of the Company Disclosure Schedule. Section 3.4 of the Company Disclosure Schedule contains a true and complete description of the terms of the Leases (including any and all option terms), and the rental provisions thereunder.

           3.5 PROPERTIES. The Business has, at all times, been owned and operated by the Company. The tangible Assets are in good working order and in a state of reasonable maintenance and repair. To the Company's knowledge, the Business as conducted on the Closing does not violate any covenant or restriction affecting the Property. To the Company's knowledge, there are no pending developments affecting or threatening the Company or the Business which materially interfere with a continuation of the existing use of the Property. The Assets and Company Intellectual Property include all rights, properties and other assets necessary to permit the conduct of the Business in the same manner and to the same extent as it is conducted on, and has been conducted prior to, the date of this Agreement.

           3.6 CONSENTS AND APPROVALS OF GOVERNMENT AUTHORITIES. Except for the filing of the Merger Documents, no consent, approval or authorization of, or declaration, filing, notice or registration with, any governmental agency, regulatory authority or other Person is required in connection with the execution, delivery and performance of this Agreement or any of the other documents contemplated hereby by the Company or the consummation of the transactions contemplated herein and therein.

           3.7 ACCOUNTS RECEIVABLE/PREPAYABLE. Subject to the allowances with respect to accounts receivable set forth on the balance sheet included in the Current Financial Statements, all accounts receivable reflected on such balance sheet and all accounts receivable arising subsequent thereto, have arisen in the ordinary course of business of the Company, represent valid and enforceable obligations due to the Company, have been and are subject to no set-off, counterclaim or future performance obligation on the part of the Company, and, subject to the allowances set forth on such balance sheet, are fully collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms.

           3.8 INVENTORY. The inventory of the Company is and at the Effective Time will be in good and merchantable condition and saleable or useable in the manufacture of saleable finished goods in the ordinary course of business.

           3.9 CONTRACTS AND OTHER AGREEMENTS. Section 3.9 of the Company Disclosure Schedule sets forth a list of the following contracts and other agreements to which the Company is a party or by or to which the Company or the Company's assets or properties are bound or subject:

               (a) any agreement or series of related agreements requiring aggregate payments after the date hereof by or to the Company of more than $25,000


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               (b) any agreement with any labor union or association
representing any employee of the Company;

               (c) any agreement for the purchase or sale of materials, supplies, equipment, merchandise or services that contains an escalation, renegotiation or redetermination clause or that obligates the Company to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

               (d) any agreement for sale of any of the assets or properties of the Company other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties;

               (e) any partnership, joint venture or similar agreement;

               (f) any agreement of surety, guarantee or indemnification, other than agreements in the ordinary course of business with respect to obligations in an aggregate amount not in excess of $25,000;

               (g) any agreement containing covenants of the Company not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with the Company or in any line of business of the Company;

               (h) any license relating to Intellectual Property and any other agreement granting or restricting the right of the Company to use any Intellectual Property (as defined hereinafter);

               (i) any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

               (j) any agreement obligating the Company to deliver services or product enhancements or containing a "most favored nation" pricing clause;

               (k) any agreement relating to the acquisition by the Company of any operating business or the capital stock of any other person;

               (l) any agreement requiring the payment to any person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commission or fees to employees in the ordinary course of business);

               (m) any agreement or note relating to or evidencing outstanding indebtedness for borrowed money;

               (n) The Lease and any other lease, sublease or other agreement under which the Company is lessor or lessee of any real property or equipment or other tangible property with respect to obligations in excess of $25,000; and


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                (o) any other material agreement whether or not made in the ordinary course of business.

                True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth on Section 3.9 of the Company Disclosure Schedule have been furnished to Purchaser. Each of such contracts is valid, subsisting, in full force and effect, binding upon the Company, and to the best knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company is not in default under any of them, nor, to the best knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both, would constitute a default thereunder, except, in each case, such defaults as would not, individually or in the aggregate, have a material adverse effect on the Business of the Company.

           3.10 COMPLIANCE WITH LAWS.

                3.10.1 The Company has all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body required for the conduct of the Business as the same is currently conducted and currently anticipated to be conducted (collectively, "Permits"); such Permits are in full force and effect; and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any Permit.

                3.10.2 The Company is not in violation of any applicable law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body. The Company has not received notice of, and there has not been any citation, fine or penalty imposed against the Company for, any such violation or alleged violation.

           3.11 BANK ACCOUNTS AND POWERS OF ATTORNEY. Section 3.11 of the Company Disclosure Schedule identifies all bank and brokerage accounts of the Company, whether or not such accounts are held in the name of the Company, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from the Company and a summary of the terms thereof.

           3.12 AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION. Neither the execution nor delivery of this Agreement or the other documents contemplated hereby by the Company, nor performance by the Company of the terms and provisions of this Agreement or such other documents will (a) conflict with or result in a breach or violation of any of the terms, conditions or provisions of any Permit or any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority to which the Company or any assets of the Company are subject or of any contract to which the Company is a party or any agreement, contract, or commitment to which the Company is a party or by which it is bound, or (b) give any person or entity the right to terminate or modify any contract to which the Company is a party, or accelerate any obligation or indebtedness of the Company thereunder.


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           3.13 FINANCIAL STATEMENTS. The Company has delivered to Purchaser
(all such deliverables, collectively, the "Financial Statements") (a) the audited balance sheets of the Company as at December 31, 1997 and June 30, 1998, together with audited statements of income, shareholders' equity and cash flows for the years ended December 31, 1997 and the six month period ended June 30, 1998, respectively, and (b) the unaudited balance sheet of the Company as at September 30, 1998 (the "Current Balance Sheet") together with unaudited statements of income and cash flows for the Company for the nine month period ended September 30, 1998 (collectively, the "Current Financial Statements"). The Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied in accordance with past practices of the Business, and are true, complete and accurate in all material respects and present fairly the financial position and results of operations of the Company as at such dates and for the periods the ended. All reserves (including, without limitation, all Inventory-related reserves) set forth on the balance sheets included in the Financial Statements are or were, as applicable, reasonable, appropriate and adequate for the purposes for which they were established.

           3.14 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations of any nature except (a) liabilities which are fully reflected or reserved against in the Current Financial Statements, (b) liabilities incurred in the ordinary course of operation of the Business since the date of the Current Financial Statements, and (c) liabilities or obligations occurring prior to the date of the Current Balance Sheet which, pursuant to GAAP consistently applied in accordance with past practices of the Business are not required to be set forth in the Current Financial Statements.

           3.15 CUSTOMERS. Section 3.15 of the Company Disclosure Schedule sets forth the ten (10) customers who accounted for the largest sales of the Company, for each of the Company's 1996 and 1997 fiscal years (the "Customers"). No Customer has canceled or otherwise terminated its relationship with the Company, or has during fiscal year 1998 to date decreased materially its purchase of the products or services of the Company. The Company does not know of any plan or intention of any Customer, and has not received any written threat or notice from any Customer, to terminate, cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its purchase of the services or products of the Company.

           3.16 TRANSACTIONS WITH MANAGEMENT. No officer, director or employee of the Company has (whether directly or indirectly through another entity in which such person has an interest, other than as the holder of less than 1% of a class of securities of a publicly traded company) any interest in (a) any property or assets of the Company (except as a shareholder) or (b) to the Company's knowledge, any current competitor, customer or supplier of the Company or (c) to the Company's knowledge, any person which is currently a party to any contract with the Company involving any amount in excess of $10,000.

           3.17 ABSENCE OF CERTAIN CHANGES. Since the date of the balance sheet included in the Current Financial Statements, there have been no material adverse changes in the condition, financial or otherwise, of any of the Assets or any of the liabilities, business, prospects or operations of the Company or the Business, other than changes in the ordinary course of business which in the aggregate have not been materially adverse to the business, finances or operations of the Company. Without limiting the foregoing, since such date:

                (a) the Company has not altered the nature of the Business as carried on or made any material change in the products and services it supplies;

                (b) the Company has not borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability, except trade payables incurred in the ordinary course of business and consistent with past practice;

                (c) the Company has not paid, discharged or satisfied any claim, liability or obligation other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Current Balance Sheet or trade payables incurred in the ordinary course of business since the date of the Current Balance Sheet and consistent with past practice;

                (d) the Company has not permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien of any kind, except Permitted Liens;

                (e) the Company has not written down the value of any inventory or written off as uncollectable any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which is material;

                (f) the Company has not cancelled any debts or waived any claims or rights of substantial value, waived any statute of limitation or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except sales of inventory in the ordinary course of business and consistent with past practice;

                (g) the Company has not licensed or disposed of or permitted to lapse any rights to the use of any the Company Intellectual Property;

                (h) the Company has not granted any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, other than increases in the ordinary course of business consistent with past practice;

                (i) the Company has not made any capital expenditure or commitment therefor in excess of $25,000 individually or in the aggregate;

                (j) the Company has not paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or any Affiliate or associate of any of its officers, directors or shareholders;

                (k) the Company has not made any change in the accounting policies or practices of the Company;

                (l) the Company has not entered into any other transaction, other than in the ordinary course of business;

                (m) the Company has not issued any shares of its capital stock or any other securities or made any redemption or other acquisition of any capital stock of the Company or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any shares of capital stock of the Company;

                (n) the Company has not granted any options to purchase Company Stock for a number of shares or at terms which are not consistent with past practice. The Company has not accelerated the exercisability or vesting, or otherwise changed any of the terms, of any outstanding warrant or employee or non-employee option;

                (o) there have been no losses or damage to any of the Company's assets due to fire or other casualty, whether or not insured, amounting to more than $25,000, in the aggregate; and

                (p) the Company has not agreed, whether in writing or otherwise, to do any of the foregoing.

           3.18 INTELLECTUAL PROPERTY.

                Section 3.18.1 of the Company Disclosure Schedule lists all of the Company's United States and foreign (i) patent and patent applications; (ii) registered trademarks and trademark applications; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property (as hereinafter defined) that is the subject of an application to, or certificate or registration issued by, any state, government or other public legal authority. The registrations of the Company Intellectual Property listed on Section 3.18.1 of the Company Disclosure Schedule are valid and subsisting, all necessary registration and renewal fees in connection with such registrations have been filed with the relevant patent, copyright and trademark authorities in the United States for the purposes of maintaining such registrations. The Company has complied with all applicable disclosure requirements and, to the Company's knowledge, neither the Company nor any named inventor or assignee has committed any fraudulent act in the application for or maintenance of any patent, trademark or copyright of the Company. For the purposes hereof, the term "Company Intellectual Property" shall mean all Intellectual Property owned or licensed and used or held for use by the Company in the Business or with respect to which the Company otherwise has rights or interests. Without limitation of the foregoing, the Company Intellectual Property shall be deemed to further include any drawings, documentation, schematics, manuals or other materials, whether in written or magnetic form that describe, disclose or otherwise set forth any of the Company Intellectual Property.

                3.18.2 The Company owns and has good and valid title to the Company Intellectual Property listed as owned by the Company on Section 3.18.1 of the Company Disclosure Schedule, free and clear of any Liens other than licenses in the ordinary course of business. The Company owns, or has the binding and enforceable right to use or operate under, all the Company Intellectual Property (a) listed as not owned by the Company on Section 3.18.1 of the Company Disclosure Schedule, or (b) not listed on Section 3.18.1 of the Company Disclosure Schedule, in each case, free and clear of any Liens (other than solely as provided in any licenses relating to such the Company Intellectual Property). No Company Intellectual Property or product and/or technology of the Company is subject to any outstanding decree, order, judgment, stipulation, license or agreement restricting in any material manner the use or licensing thereof by the Company.

                3.18.3 To the Company's knowledge, the operation of the Business as it currently is conducted, including its design, development, manufacture, use and sale of its products and/or technology, including products and/or technology currently under development, and provision of services, does not infringe the Intellectual Property of any other Person. To the Company's knowledge, no officer, director, employee or consultant of the Company is infringing or misappropriating the Intellectual Property of any other Person in the course of performing his or her duties for the Company. Without limiting the first sentence of this Section 3.18.3, the Company has not received notice from any Person that the operation of the Business, including its design, development, manufacture and sale of its products and/or technology (including with respect to products and/or technology currently under development) and provision of services, infringes the Intellectual Property of any Person.

                3.18.4 To the Company's knowledge, no Person is infringing or misappropriating any of the Company Intellectual Property.

                3.18.5 Neither the consummation of the Merger nor the change in control of the Company effected thereby will limit, impair or otherwise affect, in any manner, any of the Company's right, title or interest in or to any of the Company Intellectual Property.

                3.18.6 The Company Intellectual Property includes all Intellectual Property necessary to conduct the Business as currently conducted and presently anticipated to be conducted.

                3.18.7 To the Company's knowledge, no employee of the Company is subject to any secrecy or noncompetition agreement or any agreement or restriction of any kind that would impede in any material way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company as currently operated, and anticipated to be operated, after the Closing Date. To the Company's knowledge, no third party has claimed that any person employed by or affiliated with the Company has violated or may be violating any of the terms or conditions of his past employment, noncompetition or nondisclosure agreement with such third party, or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. Each employee, officer and consultant of the Company has executed a proprietary information and inventions agreement in the form provided to Purchaser. The Company has no knowledge that any of its employees are in violation of any such agreement.

           3.19 PRODUCT WARRANTIES AND RETURNS. Except as set forth in Section
3.19 of the Company Disclosure Schedule, the Company has not made any warranties or guarantees relating to its products that will be in effect as of the Closing Date. During the twelve (12) month period ended on the date of the Balance Sheet, the Company has received no customer complaints pursuant to which the Company gave credit or accepted a product return.

           3.20 LITIGATION. None of the Company, or any officer or director of the Company, is a party to any pending or, to the Company's knowledge, threatened action, suit, arbitration, mediation, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body or any arbitration, mediation or similar forum (collectively, "Litigation"); nor, to the Company's knowledge, does any basis exist for any such Litigation. The Company is not subject to any decree, judgment, order, or, to the Company's knowledge, any law or regulation of any court or other governmental body which could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of any of the Company's assets or the Business or which could prevent the transactions contemplated by this Agreement.

           3.21 PERSONNEL.

                3.21.1 Section 3.21.1 of the Company Disclosure Schedule lists:
(i) all contracts or agreements with directors, officers, employees or unions, or consulting agreements, to which Seller is a party or it or its assets are subject as of the date of this Agreement; (ii) the names, current salary rates, bonuses paid during the last fiscal year, and accrued vacation and sick leave for all the employees of the Company; and (iii) all group insurance programs in effect for employees of the Company. The Company is not in default with respect to any of the obligations so listed. The Company has delivered to the Purchaser true, complete and correct copies of all such written obligations and complete summaries of all such oral obligations. The Company has no union contracts or collective bargaining agreements with, or any other obligations to, employee organizations or groups, nor is the Company currently engaged in any labor negotiations except in minor grievances not involving any employee organization or group, nor, to the knowledge of the Company, is the Company subject of any union organization. There is no pending or, to the Company's knowledge, threatened labor dispute, strike or work stoppage affecting the Business.

                3.21.2 Section 3.21.2 of the Company Disclosure Schedule lists
(i) all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and (ii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, to which the Company contributes to or has any obligation to or liability for (collectively, the "Employee Plans"). Each Employee Plan provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current or terminated employees or any beneficiary may be amended or terminated by Seller at any time without liability.

                3.21.3 None of the Employee Plans is a Defined Benefit Plan or a Multiemployer Plan (within the meaning of ERISA) and the Company has never (i) sponsored, maintained or contributed to, or been obligated to contribute to, a Defined Benefit Plan or (ii) contributed to, or been obligated to contribute to, a Multiemployer Plan.

                3.21.4 The Company does not maintain or contribute to any welfare benefit plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under
Section 4980B of the Code and Sections 601 through 608 of ERISA.

                3.21.5 True, correct and complete copies of (i) all documents creating or evidencing any Employee Plan listed in Section 3.21.2 of the Company Disclosure Schedule, (ii) all reports, forms and other documents required to be filed with any governmental entity (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA), and (iii) the latest favorable letters of determination from the Internal Revenue Service with respect to the Employee Plans that are intended to qualify under Section 401(a) of the Code have been delivered to the Purchaser.

                3.21.6 All expenses and liabilities relating to all of the Employee Plans described in Section 3.21.2 of the Company Disclosure Schedule have been, and will on the Closing Date be, fully and properly accrued on the Company's books and records and are disclosed on the Current Balance Sheet and such Employee Plans have no unfunded liabilities not reflected on the Current Balance Sheet.

                3.21.7 Without limiting any other representation or warranty of the Company set forth herein, the termination, if any, of the employment of any and all officers and employees of the Company prior to the date hereof was effected in accordance with all applicable laws and the employment arrangements between the Company and such officers and employees and the Company has no liability or obligation (including, without limitation, any liability for severance payments), absolute or contingent, to any former officer or employee of the Company. No former officer or employee of the Company will, at the Closing, have any debt, liability or other obligation, absolute or contingent, owing to the Company.

           3.22 OSHA. The Company and the Business have at all times been in compliance with and have not violated any federal, state or local statutes, laws, regulations or rules relating to occupational health or safety, including, without limitation, the rules and regulations of the Occupational Safety and Health Administration ("OSHA"), the noncompliance with which has had or could reasonably be expected to have a material adverse effect on the business, operations results or financial condition of the Company. To the Company's knowledge, no investigation or claim has at any time been commenced or pending against the Company or the Business by OSHA or any similar state or local agency and, to the Company's knowledge, no basis exists for any such investigation or claim. To the Company's knowledge, no claim has at any time been made by any current or former employee of the Company relating to occupational health or safety.

           3.23 TAXES. All material tax returns required to be filed prior to the date hereof with respect to the Company and the Business have been timely filed or appropriate extensions have been obtained, each such tax return has been prepared in compliance in all material respects with all applicable laws and regulations, and all such tax returns are true and accurate in all material respects. The Company is not delinquent in the payment of any taxes. All non-delinquent taxes due and payable by or with respect to the Company or the Business for the periods prior to the Closing Date have been or will be paid by the Company prior to the Closing. With respect to each taxable period of the Company, (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of taxes has been asserted or assessed by any taxing authority against the Company; (ii) the Company has no pending consent to extend the time in which any taxes may be assessed or collected by any taxing authority; (iii) the Company has not requested or been granted an extension of the time for filing any tax return to a date later than the Closing; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of the Company threatened against or with respect to taxes; (v) there are no Liens for taxes (other than for current taxes not yet due and payable) upon any of the Company's assets; and
(vi) true, correct and complete copies of all income and sales tax returns filed by or with respect to the Company for the past three years have been furnished or made available to Purchaser. The Company has not agreed to, nor is it required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company has timely and properly filed an S corporation election under the Code and under applicable state and local tax laws and has qualified for the prior ten (10) taxable years (or since the year of its incorporation) and continues to qualify as a Subchapter S corporation under the Code, and such S election has not been revoked or terminated and neither the Company nor the Shareholders have taken any action that would cause a termination of such S election. Upon consummation of the Merger, the Company's Subchapter S status will terminate.

           3.24 INSURANCE. The Company has obtained and maintains in full force and effect all insurance policies and bonds with respect to the Company and the Business adequate for the Business as presently conducted and in accordance with good business practices.

           3.25 ENVIRONMENTAL LIABILITY. Without limiting Section 3.11, at all times the Company has complied with all applicable environmental and hazardous waste laws, orders, regulations, rules and ordinances adopted, imposed or promulgated by any governmental or regulatory entity having jurisdiction over any property owned or leased by the Company the noncompliance with which has had or could reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company or the Business. Neither the Company nor, to the Company's knowledge, any portion of any property owned or leased by the Company is in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, worker safety, environmental protection, hazardous materials or waste or toxic materials. Prior to the date hereof, to the Company's knowledge, there has been no spill, release or discharge of any Hazardous Materials (as defined below) on, under or about any property owned or leased by the Company. No current use of any property owned or leased by the Company constitutes a public or private nuisance. All environmental licenses, permits, clearances, covenants and authorizations required for the Business have been obtained by the Company and are in full force and effect. Any handling, generation, transportation, storage, treatment or use of Hazardous Material by the Company has been in compliance with all laws, regulations and orders relating to Hazardous Materials. As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local government authority, the State of Florida, any other state or the United States Government. To the Company's knowledge, all property owned or leased by the Company, including, without limitation, the soil and groundwater on or under such property, is free of Hazardous Materials. No notification of release of Hazardous Materials pursuant to applicable law has been received by the Company as to any of such property. No wastes generated by the Company have ever been sent directly or, to the Company's knowledge, indirectly to any site listed or formally proposed for listing federal or state list of hazardous substances sites requiring investigation or clean-up. The Company has not received from any governmental authority or third party any requests for information, notices of claim, demand letters, or other notification that they or it are or is or may be potentially responsible with respect to any investigation or clean-up of Hazardous Materials. The Company has no knowledge of any fact or circumstance that could involve the Company or Purchaser in any environmental litigation or proceeding or impose any environmental liability upon the Company or Purchaser. Section
3.25 of the Company Disclosure Schedule contains a true and complete list of all environmental surveys, tests and reports performed with respect to the property owned or leased by the Company by or on behalf of the Company (including, without limitation, all soil and groundwater surveys, tests and reports.

           3.26 PRODUCTS.

                3.26.1 Each of the products produced, developed or sold by the Company is, and at all times up to and including the sale thereof by the Company has been (a) in compliance in all material respects with all applicable federal, state, and local laws and regulations and (b) conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its sale, subject to returns, repairs, defects and allowances consistent with past practice.

                3.26.2 There is no design defect materially adverse to the functionality of any of such products and, to the knowledge of the Company, each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws, rules and regulations and current industry practice with respect to its contents and use.

           3.27 YEAR 2000 COMPLIANCE. To the Company's knowledge, none of the Company's systems (including, without limitation, Seller's telecommunications, automation and computer related systems), assets or technology, including without limitation, the Seller Intellectual Property (including, without limitation, all computer software and hardware owned or licensed by the Company or used in the Business) has or will have any Year 2000 Error (as hereinafter defined). For the purposes hereof, the term "Year 2000 Error" means (a) any failure of computer hardware or software products or technology properly to record, store, process, calculate or present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000 as a result of the occurrence, or use of data consisting of, such dates; (b) any failure of computer hardware or software products or technology to calculate any information dependent on or relating to dates on or after January 1, 2000 in the same manner, and with the same functionality, data integrity and performance, as such computer hardware or software products or technology records, stores, processes, calculates and presents calendar dates on or before December 31, 1999, or information dependent on or relating to such dates; or (c) any loss of functionality or performance with respect to the introduction of records or processing of data containing dates falling on or after January 1, 2000.

           3.28 INVESTMENT REPRESENTATIONS. The Shareholders have had the opportunity to discuss the transactions contemplated hereby with Purchaser and have had the opportunity to obtain such information pertaining to Purchaser, its business, operations, and finances as has been requested, including but not limited to filings made by Purchaser with the Securities Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each of the Shareholders is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Each of the Shareholders has such knowledge and experience in business or financial matters that he or she is capable of evaluating the merits and risks of an investment in the Purchaser. Each of the Shareholders hereby represents and warrants that (i) he or she is acquiring the Purchaser Common Stock for purposes of investment and has no present intention to distribute such Purchaser Common Stock, (ii) he or she has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Purchaser Common Stock or any portion thereof to any Person and (iii) he or she can bear the economic risk of losing his or her investment in the Purchaser Common Stock and has adequate means for providing for his or her current financial needs and contingencies.

           3.29 REPRESENTATIONS COMPLETE. The representations and warranties of the Company and the Shareholders contained in this Article 3 do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company or the Shareholders that has not been disclosed to Purchaser in this Agreement that is reasonably likely to have a material adverse effect on the Company's business, operations or financial condition.

                                   ARTICLE 4
             REPRESENTATIONS AND WARRANTIES OF MERGER SUBSIDIARY AND
                                   PURCHASER

           Merger Subsidiary and Purchaser hereby, jointly and severally, represent and warrant to the Company and the Shareholders that the following facts and circumstances are true and correct:

           4.1 AUTHORIZATION; ETC. Each of Merger Subsidiary and Purchaser: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all of the other documents and agreements contemplated hereby; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, operations or financial condition of Merger Subsidiary or Purchaser, as applicable. Each of Merger Subsidiary and Purchaser has full corporate power and authority to enter into this Agreement and the other documents contemplated hereby and to carry out the transactions contemplated hereby and thereby. Each of Merger Subsidiary and Purchaser has taken all required action by law to authorize the execution and delivery of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby, and this Agreement and the other documents contemplated hereby is a valid and binding obligation of Merger Subsidiary and/or Purchaser, as applicable, enforceable against it in accordance with its terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (ii) to general principles of equity.

           4.2 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the Certificate of Incorporation or Bylaws of Merger Subsidiary or Purchaser, violate, or be in conflict with, or constitute a default under or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Merger Subsidiary or Purchaser is a party or by which Merger Subsidiary or Purchaser is bound, or violate any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority.

           4.3 CAPITALIZATION. As of November 10, 1998, the authorized capital stock of Purchaser consists of 50,000,000 shares of Purchaser Common Stock and 1,000,000 shares of preferred stock. As of November 10, 1998 (a) 38,810,469 shares of Purchaser Common Stock were validly issued and outstanding, (b) 100,000 shares of Series A Preferred Stock were issued or outstanding, and (c) no shares of Series B Preferred Stock were issued and outstanding. As of November 10, 1998: (x) 7,120,329 shares of Purchaser Common Stock were subject to issuance pursuant to outstanding options to purchase shares of Purchaser Common Stock; and (y) 1,000,000 shares of Purchaser Common Stock were reserved for future issuance pursuant to Purchaser's 1998 Employee Stock Purchase Plan. (Stock options granted by Purchaser pursuant to Purchaser's stock option plans are referred to in this Agreement as "Purchaser Options."). Except for the Purchaser Options and Purchaser's 1998 Employee Stock Purchase Plan (and rights related thereto), as of the date of this Agreement, there is no: (1) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of Purchaser; or (2) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of Purchaser (except for the Series A Preferred Stock and convertible promissory notes, in the aggregate principal amount of $2,730,000 issued to Chassis Engineering, Inc., all of which are convertible into shares of Purchaser Common Stock). All outstanding shares of Purchaser Common Stock and preferred stock and all outstanding Purchaser Options have been, and all shares of Purchaser Common Stock to be issued in connection with the transactions contemplated hereby will be, issued and granted in compliance with all applicable securities laws and other applicable legal requirements.

           4.4 SEC FILINGS; FINANCIAL STATEMENTS. Purchaser has delivered to the Company accurate and complete copies of any report, registration statement and definitive proxy statement filed by Purchaser with the SEC since June 30, 1998 (the "Purchaser SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (x) each of the Purchaser SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (y) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements contained in the Purchaser SEC Documents: (x) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (y) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (z) fairly present, in all material respects, the consolidated financial position, in all material respects, of Purchaser and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Purchaser and its subsidiaries for the periods covered thereby.

           4.5 VALID ISSUANCE. The Purchaser Common Stock to be issued by Purchaser pursuant to the transactions contemplated hereby will, when issued in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

           4.6 CONSENTS AND APPROVALS OF GOVERNMENT AUTHORITIES. Except for the filing of the Merger Documents or as provided in Article 6, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the other documents contemplated hereby by Purchaser or Merger Subsidiary and the consummation of the transactions contemplated hereby or thereby.

           4.7 REPRESENTATIONS COMPLETE. The representations and warranties of Merger Subsidiary and Purchaser contained in this Article 4 do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 5
                    THE COMPANY'S AND SHAREHOLDERS' COVENANTS

           5.1 ACCESS TO PROPERTIES AND RECORDS. Throughout the period between the date of this Agreement and the Closing Date, the Company shall give to Purchaser and Purchaser's authorized representatives reasonable access, during business hours, to its facilities, and shall provide Purchaser and its representatives with all records, documents and information reasonably required by Purchaser relating to the Company and/or the Business. Without limiting the foregoing, Purchaser shall be permitted to interview during regular business hours all employees of the Company with the consent of the Company, which consent shall not be unreasonably withheld or delayed.

           5.2 CONDUCT OF THE BUSINESS PRIOR TO CLOSING DATE. Between the date of this Agreement and the Closing, and except as otherwise required by this
Agreement:

                5.2.1 The Business shall be operated in the ordinary course consistent with past practices and in a normal businesslike fashion (including, without limitation, its normal accounts receivable practice), and the Company shall take such actions as are in its business judgment reasonably necessary to facilitate a smooth transition of the control of operation of the Business from the Company to Purchaser at the Closing. The Company shall use its best efforts to preserve and maintain the Business and the Company's goodwill, including relationships with employees, suppliers and customers. The Company shall maintain quantities of inventories in a manner consistent with prior practice and in a normal businesslike fashion. In addition, the Company shall maintain records and books of account for the Business consistent with past practices and in a normal businesslike fashion, and shall continue to carry all of the insurance for the Business consistent with past practice.

                5.2.2 The Company shall not take (or permit to be taken) any action which would cause any material adverse change in any of the items and matters covered by the representations and warranties set forth in Article 3, including, without limitation:

                (a) incurring or becoming subject to, or agreeing to incur or become subject to, any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business consistent with past practices;

                (b) mortgaging, pledging or assuming any Lien, or agreeing to do so, in respect to any of its assets;

                (c) waiving or compromising any material rights or any material debt owed to the Company;

                (d) entering into any transactions, other than in the ordinary course of business consistent with past practices;

                (e) increasing the rate of compensation payable or to become payable to any employees, other than in the ordinary course of business consistent with past practice;

                (f) terminating or amending any contract to which it is a party, unless terminated or amended in the ordinary course of business consistent with past practices and not material to the Business of the Company;

                (g) introducing any new method of accounting with respect to the Business or any of the assets or liabilities of the Company (assumed or not assumed) (including, without limitation, any change in depreciation or amortization policies or rates);

                (h) making any capital expenditures or entering into commitments for capital expenditures exceeding, in the aggregate, Twenty-Five Thousand Dollars ($25,000);

                (i) without Purchaser's prior consent (which consent Purchaser shall not unreasonably withhold or delay), hiring or terminating employees;

                (j) issuing any shares of its capital stock or other securities (or any options or warrants to acquire any such shares of capital stock or other securities) or making any redemption or other acquisition of any capital stock of the Company or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any shares of capital stock of the Company;

                (k) the Company will not grant any options to purchase Company Stock. The Company will not accelerate the exercisability or vesting, or otherwise change any of the terms, of any outstanding warrant or employee or non-employee option;

                (l) altering its practice for creating or accounting for inventory; or

                (m) commencing, settling or compromising any litigation, except those related to insured claims or arising in the ordinary course of business consistent with past practices.

           5.3 ADVICE OF DEVELOPMENTS. The Company shall have continuing obligations after the date of this Agreement through the Closing Date to advise Purchaser of all significant matters concerning itself and the Business.

           5.4 NO SOLICITATION. From the date hereof until the earlier of the termination of this Agreement or consummation of transactions contemplated hereby, none of the Shareholders or the Company or any of its officers, directors, employees, representatives, agents or Affiliates shall directly or indirectly encourage, solicit, initiate or conduct negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, limited liability company, person or other entity or group concerning any merger, combination, consolidation, sale of assets (other than in the ordinary course of business) or other similar transaction involving the Company, the Business or the Assets. The Company shall promptly notify Purchaser of any contact by any third-party with respect to any of the matters described in this Section 5.4.

           5.5 SATISFACTION OF CONDITIONS The Company and the Shareholders shall take or cause to be taken all actions within their power necessary to satisfy all conditions to Purchaser's obligations to close and consummate the transactions contemplated by this Agreement.

           5.6 CONSENTS. On or prior to the Closing Date, the Company shall (a) notify all persons required to be notified pursuant to applicable law or any of the Permits or contracts to which the Company is a party of the transactions contemplated hereunder, in the form and manner required thereunder, and (b) obtain the consent of all persons whose consent is required pursuant to applicable law or any of the Permits or contracts to which the Company is a party in connection with the consummation of the transactions contemplated hereby, in the form and manner required thereunder.

           5.7 NOTIFICATION OF CERTAIN MATTERS. Without limiting Section 5.3, the Company shall give prompt notice to Purchaser of the occurrence or non-occurrence of any event which causes or is likely to cause any representation or warranty made by the Company herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that any such disclosure shall not in any way be deemed to (a) amend, modify or in any way affect the representations, warranties and covenants made by such party in or pursuant to this Agreement,
(b) or alter or waive any rights of Merger Subsidiary or Purchaser with respect to the breach thereof).

           5.8 AFFILIATE AGREEMENTS. Schedule 5.8 attached hereto delivered by the Company to Purchaser concurrent with the execution and delivery of the Agreement sets forth those persons who may be deemed "Affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"). The Company shall provide Purchaser such information and documents as Purchaser shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Purchaser, concurrently with the execution of this Agreement (and in each case prior to the Effective Time) from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as Exhibit 5.8. Purchaser and Merger Subsidiary shall be entitled to place appropriate legends on the certificates evidencing any Purchaser Common Stock to be received by such Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Purchaser Common Stock, consistent with the terms of such Affiliates Agreements.

           5.9 INCOME TAX DISTRIBUTION. Immediately prior to the Closing, the Company shall distribute to the Shareholders an aggregate amount equal to $929,271, the amount required to pay the liability of the Shareholders for income taxes accrued by the Company for the period from and including January 1, 1998, through and including the date immediately preceding the Closing Date, minus any amounts previously distributed by the Company for such purposes.

           5.10 POOLABILITY REPORT. The Company shall use all reasonable efforts to cause to be delivered to Purchaser a written determination from Arthur Andersen LLP, the Company's independent auditors dated as of the Closing Date indicating their concurrence with management of the Company's conclusion that, as of the date of such letter, no conditions exist related to the Company that would preclude the Purchaser's accounting for the Merger as a pooling of interests.

           5.11 COMPANY PERFORMANCE. The Shareholders shall cause the Company to perform all of its obligations under this Agreement.

           5.12 WAIVER OF CERTAIN RIGHTS. Each Shareholder hereby ratifies and confirms its waiver of any and all prior notice, preemptive rights, first refusal rights and participation rights it may have had at any time with respect to the issuance of securities by the Company and the transfer of securities by other securityholders of the Company, whether pursuant to the Company's Articles of Incorporation, contract or otherwise, and releases the Company and such securityholders from any and all claims in respect thereof.

           5.13 SHAREHOLDER APPROVAL. Each of the Shareholders, in executing this Agreement, consents as director or shareholder (as applicable) of the Company, to the Merger, and other transactions contemplated hereby, waives notice of any meeting in connection therewith, waives any applicable dissenters' rights, and hereby releases and waives all rights with respect to the transactions contemplated hereby under any agreements relating to the sale, purchase or voting of stock of the Company.

                                   ARTICLE 6
                              PURCHASER'S COVENANTS

           6.1 REGISTRATION STATEMENT.

               6.1.1 Purchaser shall use its best efforts to file or cause to be filed with the Commission on or prior to the date that is forty-five (45) days after the Effective Time, a registration statement on Form S-3 (the "Registration Statement") to cover resales of the shares of Purchaser's Common Stock to be issued to the holders of Company Stock pursuant hereto (the "Registered Shares"). Purchaser shall use its best efforts to cause such Registration Statement to be declared effective as soon as practicable thereafter. Purchaser shall use its best efforts to keep such Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of the Registered Shares for a period ending one year from the Closing Date.

               6.1.2 Purchaser will bear the costs of all Registration Expenses. For the purposes hereof, "Registration Expenses" shall mean all expenses incident to Purchaser's preparation and filing of the Registration Statement, including, without limitation, all registration and filing fees, fees and expenses of compliance with federal securities laws or state blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians and fees and disbursements of counsel for Purchaser and all independent certified public accountants, and other persons retained by Purchaser.

               6.1.3 In connection with the registration and sale of the Registered Shares Purchaser will:

               (a) prepare and file with the SEC the Registration Statement as set forth above;

               (b) provide to each holder of Company Stock a copy of the Registration Statement and related Prospectus, including each preliminary Prospectus, and each amendment and supplement thereto.

               (c) use its best efforts to register or qualify the Registered Shares under such other securities or blue sky laws of such jurisdictions as each holder of Company Stock may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable each holder of Company Stock to consummate the disposition in such jurisdictions of the Registered Shares owned by such holder; provided, however, that Purchaser will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph,
(ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

               (d) Upon the occurrence of any event that would cause the Registration Statement (i) to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) to be not effective and useable for resale of the Registered Shares during the period that such Registration Statement is required to be effective and useable, Purchaser upon knowledge of such an event, shall as promptly as practicable file an amendment to the Registration Statement, in the case of clause (a), correcting any such misstatement or omission, and, in the case of either clause (a) or (b), use its best efforts to cause such amendment to be declared effective and such Registration Statement to become useable as soon as practicable thereafter;

               (e) Notwithstanding anything to the contrary in Section 6.1.3, Purchaser may prohibit offers and sales of the Registered Shares pursuant to the Registration Statement at any time if (A) (i) it is in possession of material non-public information, (ii) the Board of Directors of Purchaser determines based on advice of counsel that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information, and (iii) the Board of Directors of Purchaser determines in good faith that disclosure of such material non-public information would not be in the best interests of Purchaser and its shareholders or (B) Purchaser has made a public announcement relating to an acquisition or business combination transaction including Purchaser and/or one or more of its subsidiaries (i) that is material to Purchaser and its subsidiaries taken as a whole, and (ii) the Board of Directors of Purchaser determines in good faith that offers and sales of the Registered Shares pursuant to the Registration Statement prior to the consummation of such transaction (or such earlier date as the Board of Directors shall determine) is not in the best interests of Purchaser and its shareholders (the period during which any such prohibition of offers and sales of Registered Shares pursuant to the Registration Statement is in effect pursuant to clause (A) or (B) of this subparagraph (e) is referred to herein as a "Suspension Period"). A Suspension Period shall commence on and include the date on which Purchaser provides written notice to holders of Company Stock covered by the Registration Statement that offers and sales of Registered Shares cannot be made thereunder in accordance with this Section 6.1.3 and shall end three business days after the earlier to occur of (x) the date on which such material information is disclosed to the public or ceases to be material or Purchaser is able to so comply with its disclosure obligations and SEC requirements, or (y) 75 days after written notice is provided by Purchaser to the holders of Company Stock of such Suspension Period. Each notice shall state to the extent, if any, as is practicable, an estimate of the expected duration of the Suspension Period;

               (f) Each holder of Company Stock shall furnish to Purchaser such information regarding the distribution of its Registered Shares as is required by law to be disclosed in the Registration Statement (the "Requisite Information") prior to effecting any sale pursuant to such Registration Statement. Each holder of Company Stock as to which any Registration Statement is being effected agrees prior to effecting any sale of the Registered Shares thereunder to furnish promptly to Purchaser all information required to be disclosed in order to make any Requisite Information previously furnished to Purchaser by such holder of Company Stock not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such holder of Company Stock necessary in order to make the statements therein not misleading;

               (g) Each holder of Company Stock agrees that, upon receipt of any notice from Purchaser of the existence of any fact of the kind described in subparagraphs 6.1.3(d) or 6.1.3(e) hereof (an "Amendment Notice"), such holder of Company Stock will forthwith discontinue disposition of Registered Shares until such holder's receipt of (i) copies of the supplemented or amended Prospectus contemplated by subparagraph 6.1.3(d) hereof, or until counsel for Purchaser shall have determined that such disclosure is not required due to subsequent events, (ii) notice in writing from Purchaser that the use of the Prospectus may be resumed, (iii) copies of any additional or supplemental filings with respect to the Prospectus, or (iv) the expiration of the Suspension Period. In the event Purchaser shall give any such notice, the time period regarding the filing of the Registration Statement set forth in subparagraph
6.1.1 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to subparagraph 6.1.3(e) hereof to and including the date when each holder of Company Stock covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by this subparagraph 6.1.3(g); and

               (h) Purchaser agrees to use its best efforts to cause the Registered Shares covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holders of Company Stock to consummate the disposition of such Registered Shares, subject to the proviso contained in subparagraph 6.1.3.(c) above, and cause all Registered Shares to be listed on each securities exchange or national quotation system on which Purchaser's Common Stock is then listed.

               6.1.4 INDEMNIFICATION.

               (a) Purchaser agrees to indemnify, to the extent permitted by law, each holder of Company Stock against all losses, claims, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Purchaser by such holder expressly for use therein or by such holder's negligence, willful misconduct or failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto.

               (b) In connection with the Registration Statement, each holder of Registered Shares will furnish to Purchaser in writing such information and affidavits as Purchaser reasonably requests for use in connection with the Registration Statement or prospectus contained therein and, to the extent permitted by law, will indemnify Purchaser, its directors and officers and each person who controls Purchaser (within the meaning of the Act) against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees, caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages, liabilities and expenses are caused by any such untrue statement or omission or alleged untrue statement or omission furnished in writing to Purchaser for use therein or such holder's failure to provide the prospective purchaser with a copy of the current prospectus; provided, however, that the obligation to indemnify will be several, not joint and several among the holders of Company Stock, and the liability of each holder will be limited to the net amount received by such holder of Company Stock from the sale of Registered Shares pursuant to the Registration Statement.

               (c) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registered Shares exercising rights under this Section 6.1.4, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 6.1.4 but is judicially determined by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal (or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.1.4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any holder of Registered Shares or any controlling person of any such holder in circumstances for which indemnification is provided under this Section 6.1.4; then, in each case, the Purchaser and the holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registered Shares offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Purchaser is responsible for the remaining portion; provided, that in any such case, (A) no such holder will be required to contribute any amount in excess of the proceeds to it of all Registered Shares sold by it pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity that is not guilty of such fraudulent misrepresentation.

           6.2 S-8 REGISTRATION. Purchaser shall cause all of the Purchaser Options set forth in Section 2.3.1 to be registered on Form S-8 on or prior to the date that is 45 days from and after the Closing Date.

           6.3 CONSENTS. On or prior to the Closing Date, Merger Subsidiary and Purchaser shall (a) notify all persons required to be notified by Merger Subsidiary or Purchaser pursuant to applicable law of the transactions contemplated hereby, in the form and manner required thereunder, and (b) obtain the consent of all persons whose consent is required to be obtained by Merger Subsidiary or Purchaser pursuant to applicable law in connection with the consummation of the transactions contemplated hereby, in the form and manner required thereunder.

           6.4 ADVICE OF DEVELOPMENTS. Purchaser shall have continuing obligations after the date of this Agreement through the Closing Date to advise the Company of any event, fact or circumstance which has a material adverse effect on the business, operations or financial condition of Purchaser.

           6.5 APPROVAL BY BOARD OF DIRECTORS. Purchaser shall use its reasonable efforts to cause this Agreement and the transactions contemplated hereby to be approved by Purchaser's board of directors.

           6.6 POOLING LETTERS. Purchaser shall use all reasonable efforts to cause to be delivered to Purchaser a letter from Ernst & Young LLP, Purchaser's independent auditors, dated as of the Closing Date, indicating their concurrence with management of Purchaser's conclusion as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Agreement.

           6.7 AFFILIATE AGREEMENTS. Schedule 6.7 delivered by the Company to Purchaser concurrent with the execution and delivery of the Agreement sets forth those persons who may be deemed "Affiliates" of Purchaser within the meaning of Rule 145. Purchaser shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Purchaser shall use its best efforts to deliver or cause to be delivered to the Company, concurrently with the execution of this Agreement (and in each case prior to the Effective Time) from each of the Affiliates of Purchaser, an executed Affiliate Agreement in the form attached hereto as Exhibit 6.7.

           6.8 TAX FREE REORGANIZATION. The Purchaser will take no action, before or after the Effective Time, which could cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code. All parties agree to report the Merger transaction, for tax purposes, as a tax-free reorganization under 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                                   ARTICLE 7
                              CONDITIONS TO CLOSING

           7.1 CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE. Purchaser's obligations to consummate the transactions contemplated by this Agreement shall be subject to the full satisfaction of following conditions, each of which conditions may be waived in writing by Purchaser:

               7.1.1 ESCROW. The Company and the Shareholder's Representative (in the case of the Escrow Agreement) shall have executed and delivered to Purchaser the Merger Documents, the Escrow Agreement and any and all other documents reasonably required by Purchaser to effect the transactions contemplated hereby.

               7.1.2 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained in this Agreement shall be true in all material respects at the Closing as though made at such time, provided that any such representations and warranties that are qualified by the term "material" or otherwise qualified as to materiality shall be true at the Closing in accordance with the terms thereof.

               7.1.3 PERFORMANCE OF COVENANTS. The Company shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

               7.1.4 CERTIFICATE. The Company shall have delivered to Purchaser a certificate executed by its chief executive officer certifying as to the Company's satisfaction of the conditions set forth in Sections 7.1.2 and 7.1.3 above.

               7.1.5 NO MATERIAL CHANGES. There shall not have been any material adverse change in the assets, liabilities, business, operations or financial conditions of the Company from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a material adverse change.

               7.1.6 CONSENTS. All consents or approvals required for the consummation of the transactions contemplated hereby, including any required consents of the parties to any contract to which the Company is a party, shall have been obtained.

               7.1.7 OPINION. The Company shall have delivered to Purchaser an opinion of its counsel in the form of Exhibit 7.1.7 previously delivered to Purchaser.

               7.1.8 POOLABILITY REPORT. The Company shall have received a written determination from Arthur Andersen LLP, independent auditors, indicating their concurrence with management of the Company's conclusion that, as of the date of such letter, no conditions exist related to the Company that would preclude the Purchaser's accounting for the Merger as a pooling of interests.

               7.1.9 NON-COMPETITION AND NON-SOLICITATION AGREEMENTS AND PROPRIETARY INFORMATION AGREEMENT. The employees of the Company set forth on
Schedule 7.1.9 delivered by the Company to Purchaser concurrent with the execution and delivery of the Agreement shall have entered into (a) Non-Competition and Non-Solicitation Agreements substantially in the respective forms attached hereto as Exhibit 7.1.9, and (b) Proprietary Information Agreement, in form and content reasonably acceptable to Purchaser.

               7.1.10 CLOSING MARKET VALUE. Purchaser and the Company shall have executed and delivered and agreement setting forth the Closing Market Value.

               7.1.11 BROKERS COMMISSIONS. Purchaser, the Company and the Brokers (as hereinafter defined) shall have agreed on the commissions payable to the Broker in connection with the transactions set forth in this Agreement.

           7.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligations to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, each of which conditions may be waived in writing by the Company:

               7.2.1 INSTRUMENTS. Purchaser and/or Merger Subsidiary, as applicable, shall have executed and delivered to the Company the Merger Documents, the Escrow Agreement and any and all other documents reasonably required by the Company to effect the transactions contemplated hereby.

               7.2.2 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Merger Subsidiary and Purchaser contained in this Agreement shall be true in all material respects at the Closing as though made at such time, provided that any such representations and warranties that are qualified by the term "material" or otherwise qualified as to materiality shall be true at the Closing in accordance with the terms thereof.

               7.2.3 PERFORMANCE OF COVENANTS. Merger Subsidiary and Purchaser shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

               7.2.4 CERTIFICATE. Purchaser shall have delivered to the Company a certificate executed by an officer of Purchaser certifying as to Purchaser's and Merger Subsidiary's satisfaction of the conditions set forth in Sections
7.2.2 and 7.2.3.

               7.2.5 OPINION. Purchaser shall have delivered to the Company an opinion of its counsel in the form of Exhibit 7.2.5 previously delivered to the Company.

               7.2.6 TAX FREE REORGANIZATION. The Company shall be reasonably satisfied that the Merger qualifies as a tax free reorganization under Section 368(a) of the Code.

               7.2.7 LETTER FROM ACCOUNTANTS. Purchaser shall have received a letter from Ernst & Young LLP, independent auditors, indicating their concurrence with management of

Purchaser's conclusion as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16.

               7.2.8 CLOSING MARKET VALUE. Purchaser and the Company shall have executed and delivered an agreement setting forth the Closing Market Value.

                                   ARTICLE 8
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

           8.1 SURVIVAL. The representations and warranties of the Company and the Shareholders contained in this Agreement or in any document, certificate or schedule or instrument contemplated hereby or delivered pursuant hereto, shall survive the Closing Date to until the date (the "Expiration Date") that is the earlier of (i) one (1) year from the Effective Time or (ii) the date upon which the financial statements for Purchaser's fiscal year ended June 30, 1999 are publicly issued by Purchaser. The representations and warranties of Merger Subsidiary and Purchaser contained in this Agreement or in any document, certificate or instrument contemplated hereby or delivered pursuant hereto, shall survive the Closing Date until the Expiration Date.

           8.2 THE COMPANY'S INDEMNITY. The Company and the Shareholders shall, jointly and severally, indemnify, defend, protect and hold harmless Purchaser (and Purchaser's Subsidiaries and Affiliates and their respective officers, directors, shareholders, employees and agents) from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys', consultants' and witness fees incurred in connection therewith ("Purchaser's Damages"), which arise out of: (i) the breach of any representation or warranty made by the Company and the Shareholders under this Agreement or any document or certificate delivered by the Company and the Shareholders pursuant to this Agreement; (ii) the non-performance, partial or total, of any covenant made by the Company and the Shareholders pursuant to this Agreement or any document or certificate delivered by the Company and the Shareholders pursuant to this Agreement.

           8.3 PURCHASER'S INDEMNITY. Merger Subsidiary and Purchaser shall, jointly and severally, indemnify, defend, protect and hold harmless the Company (and the Company's Affiliates and their respective officers, directors, shareholders, employees and agents) and the Shareholders from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys', consultants' and witness fees incurred in connection therewith ("the Company's Damages"; and when used together with or in the alternative to Purchaser's Damages, "Damages"), which arise out of: the breach by Merger Subsidiary or Purchaser of any certification, representation or warranty made by Merger Subsidiary or Purchaser pursuant to this Agreement or any document or certificate delivered by the Purchaser or Merger Subsidiary pursuant to this Agreement; or the non-performance, partial or total, of any covenant made by Merger Subsidiary or Purchaser pursuant to this Agreement or any document or certificate delivered by the Purchaser or Merger Subsidiary pursuant to this Agreement.

           8.4 INDEMNITY PROCEDURES.

               8.4.1 In the event that at any time or from time to time after the Closing Date a person or entity entitled to indemnification pursuant to
Section 8.2 or 8.3 (any such person or entity, an "Indemnitee") shall sustain a loss of any nature whatsoever against which such Indemnitee is indemnified under this Agreement, such Indemnitee shall notify the party required to provide such indemnification and, in the case of the Company, the Company Representative (as defined in the Escrow Agreement) (such party and the Company Representative, as applicable, the "Indemnitor") in writing of any such loss so sustained, and Indemnitor shall within thirty (30) days after transmittal of such notice pay to such Indemnitee the amount of such loss so sustained, subject to their right to contest any third-party claim which has not yet resulted in a loss, as hereinafter provided in Section 8.4.2.

               8.4.2 Promptly after receipt by an Indemnitee of written notice of a claim or the commencement of any proceeding against it, such Indemnitee shall, if a claim in respect thereof is to be made against an Indemnitor under
Section 8.2 or 8.3, give written notice to the Indemnitor of the commencement thereof, but the failure so to notify the Indemnitor shall not relieve it of any liability that it may have to any Indemnitee, except to the extent, the Indemnitor demonstrates that the defense of such action is or has been prejudiced thereby. In case any such proceeding shall be brought against an Indemnitee and it shall give notice to the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate therein and, to the extent that it shall wish (unless the Indemnitor is also a party to such proceeding and the Indemnitee determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel which is reasonably satisfactory to such Indemnitee and, after notice from the Indemnitor to such Indemnitee of its election so to assume the defense thereof, the Indemnitor shall not be liable to such Indemnitee under such Section for any fees of such counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such Indemnitee in connection with the defense thereof. If an Indemnitor assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's reasonable consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person or entity and no effect on any other claims that may be made against the Indemnitee, and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor; and (b) the Indemnitor shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to an Indemnitor of the commencement of any proceeding and it does not, within fifteen
(15) business days after the Indemnitee's notice is given, give notice to the Indemnitee of its election to assume the defense thereof, the Indemnitor shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnitee. Notwithstanding the foregoing, if an Indemnitee determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates, other than as a result of monetary damages, such Indemnitee may, by notice to the Indemnitor, assume the exclusive right to defend, compromise or settle such proceeding, but the Indemnitor shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

               8.4.3 If any Indemnitor contests or challenges any claim or action asserted against an Indemnitee referred to in this Article, it shall do so at its own cost and expense, holding Indemnitee harmless from all costs, fees, expenses, debts, liabilities and charges in connection with such contest; shall diligently defend against any such claim; and shall hold Indemnitee's business and assets free and harmless from any attachment, execution, judgment, lien or other legal process.

               8.4.4 The Company further agrees to indemnify Purchaser for taxes imposed on or with respect to an indemnification payment made by the Company pursuant to this Article 8.

               8.4.5 Any Escrow Shares applied in satisfaction of Purchaser's Damages shall be valued at $50 per share.

           8.5 EXCLUSIVE REMEDY. In the event the Merger is contemplated, as and when contemplated hereby, the indemnification obligations under this Agreement shall be a party's sole recourse against each other party for any claims, disputes, conflicts, damages or otherwise arising out of or related to this Agreement and the transactions contemplated hereby.

           8.6 LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnification under this Section 8 shall be subject to the following terms:

               (a) No indemnification shall be payable pursuant to Section 8.2 or Section 8.3 after the Expiration Date, except with respect to claims made prior to the Expiration Date, but not resolved by the Expiration Date. Subject to the foregoing, the representations and warranties contained herein or in any certificate delivered pursuant hereto shall expire at the close of business on the Expiration Date.

               (b) In the event that the Merger is consummated as and when provided in the Agreement, all indemnification claims under Section 8.2 shall be satisfied in full from the shares held pursuant to the Escrow Agreement and no person shall have any right to recovery from any person who was a holder of Company Stock immediately prior to the Effective Time. Without limitation of the foregoing, in the event that the Merger is consummated as and when provided in the Agreement, the maximum liability of any former holder of Company Stock for any breach of a representation, warranty or covenant of the Company shall be limited to those shares in which such holder has an interest that are held pursuant to the Escrow Agreement.

               (c) No claim for indemnification shall be made unless the aggregate amount of damages of the Indemnitee exceeds $50,000, in which event the Indemnitee shall be entitled to make a claim for indemnification hereunder to the extent of such excess.

               (d) The limitations of Section 8.6(a), (b) and (c) shall not apply in the case of a fraudulent or intentional misrepresentation or breach by any party, but no person shall be liable for any such misrepresentation or breach by any other person (except to the extent of its share of the shares held under the Escrow Agreement if such misrepresentation or breach is by the Company).

                                   ARTICLE 9
                               EMPLOYMENT MATTERS

           9.1 EMPLOYEE PLANS

               9.1.1 The Purchaser shall maintain the Employee Plans set forth in Section 3.21.1 of the Company Disclosure Schedule for the purpose of providing continued coverage to each employee who was employed by the Company on the Closing Date and was covered under such Employee Plans. The continuation of such coverage will commence on the Closing Date and end on the date of such employee's termination of employment with the Purchaser or December 31, 1998, whichever is the first to occur.

               9.1.2 The Purchaser shall terminate each of the Employee Plans effective December 31, 1998. Alternatively, with respect to the Corporation's 401(k) Plan (the "401(k) Plan") only, the Purchaser, in its sole discretion, may merge the 401(k) Plan with another qualified retirement plan maintained by the Purchaser as of December 31, 1998, rather than terminate said 401(k) Plan.

               9.1.3 Effective January 1, 1999, The Purchaser will provide its current employees who were employed by the Company on the Closing Date with coverage under the Purchaser group health plan under the same terms and conditions applicable to other Purchaser employees on such date. The Purchaser shall waive any preexisting conditions exclusions under said plan that would otherwise apply to employees who were employed by the Company on the Closing Date.

               9.1.4 Effective January 1, 1999, the Purchaser will permit its current employees who were employed by the Company on the Closing Date hereof to commence participation in the Purchaser's 401(k) Plan under the same terms and conditions as apply to other the Purchaser employees on such date. The Purchaser shall cause the 401(k) Plan to credit such employees with all years of service while employed by the Company for all purposes under said plan, including vesting computation with respect to the future contributions made my the Purchaser to said plan on their behalf, if any.

               9.1.5 Except as expressly provided in this Article 9, so long as he or she is an employee of Purchaser, Purchaser shall permit each person who was an employee of the Company on the Closing Date to participate in all of Purchaser's insurance, severance, profit sharing, vacation and other employee benefit plans on the same terms and conditions as are applicable generally to Purchaser's employees of similar position. Purchaser shall credit such employees with all years of service while employed by the Company for all purposes in respect of such insurance, severance, profit sharing, vacation and other employee benefit plans.

                                   ARTICLE 10
                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

           10.1 NONDISCLOSURE. Each party recognizes and acknowledges that it has had in the past, currently have, and in the future may possibly have, access to certain Confidential Information (as defined below) related to the other parties to this Agreement. Each party agrees that it will not disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to their respective (a) to authorized representatives, and (b) to counsel and other advisers, provided that such advisers agree to the confidentiality provisions of this Section 10.1, unless (i) such information becomes available to or known by the public generally through no fault of the disclosing party, or (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause
(iii), the disclosing party shall, if possible, give prior written notice thereof to the affected party and provide the affected with the opportunity to contest such disclosure. Nothing herein shall be construed as prohibiting the affected party from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

           10.2 CONFIDENTIAL INFORMATION. "Confidential information" shall mean all trade secrets and other confidential and/or proprietary information of the particular person or entity, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such person by its employees, officers, directors, agents, representatives, or consultants.

           10.3 NONDISCLOSURE COVENANTS: REMEDY FOR BREACH. The parties agree that, in the event of breach or threatened breach of the covenants in this
Article 10, the damage or imminent damage to the value and the goodwill of the non-breaching party will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the non-breaching party shall be entitled to injunctive relief against the breaching party, in the event of any breach or threatened breach of any of such covenants by the breaching party, in addition to any other relief (including damages) available to the non-breaching party under this Agreement or under law.

                                   ARTICLE 11
                                   TERMINATION

           11.1 GROUNDS FOR TERMINATION. This Agreement may be terminated in writing at any time prior to the Closing:

                11.1.1 by mutual written agreement of the Company and Purchaser; or

                11.1.2 by either the Company or Purchaser if the Merger shall not have been consummated on or before November 30, 1998; or

                11.1.3 by Purchaser in the event of the Company's breach of any of its covenants, representations or warranties under this Agreement; or

                11.1.4 by the Company in the event of Purchaser's or Purchaser's breach of any of their respective covenants, representations or warranties under this Agreement.

           11.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 11.1, such termination shall, except as set forth in the next sentence, the parties hereto shall have no further obligations to each other, provided that no such termination shall impair, limit or affect, in any manner, any liability of any party hereto for any breach of any covenant, representation or warranty set forth in this Agreement, accrued as of the date of such termination. The provisions of Sections 8.2, 8.3, 8.4, 8.5, 10.1, 10.2, 10.3, 13.1, 13.2, and 13.8 shall survive any termination hereof pursuant to
Section 11.1.

                                   ARTICLE 12
                   APPOINTMENT OF SHAREHOLDERS' REPRESENTATIVE

           12.1 In order to administer efficiently (i) the implementation of the Agreement by the Shareholders, (ii) the waiver of any condition to the obligations of the Shareholders to consummate the transactions contemplated hereby, and (iii) the settlement of any dispute with respect to the Agreement, the Shareholders hereby designate Allen Henry as their representative (the Shareholders' Representative").

           12.2 The Shareholders hereby authorize the Shareholders' Representative (i) to take all action necessary in connection with the implementation of the Agreement on behalf of the Shareholders, the waiver of any condition to the obligations of the Shareholders to consummate the transactions contemplated hereby, or the settlement of any dispute, (ii) to give and receive all notices required to be given under the Agreement and (iii) to take any and all additional action as is contemplated to be taken on behalf of the Shareholders by the terms of this Agreement, including, without limitation,
Article 8 and the Escrow Agreement.

           12.3 In the event that the Shareholders' Representative dies, becomes legally incapacitated or resigns from such position, James Breitmeier shall fill such vacancy and shall be deemed to be the Shareholders' Representative for all purposes of this Agreement; however, no change in the Shareholder's Representative shall be effective until Purchaser is given notice of it by the Shareholders.

           12.4 All decisions and actions by the Shareholders' Representative shall be binding upon all of the Shareholders, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same, in the absence of fraud, gross negligence or willful misconduct of the Shareholder's Representative.

           12.5 By their execution of this Agreement, the Shareholders agree that:

                12.5.1 Purchaser shall be able to rely conclusively on the instructions and decisions of the Shareholders' Representative as to any actions required or permitted to be taken by the Shareholders or the Shareholders' Representative hereunder, and no party hereunder shall have any cause of action against Purchaser for any action taken by Purchaser in reliance upon the instructions or decisions of the Shareholders' Representative;

                12.5.2 all actions, decisions and instructions of the Shareholders' Representative shall be conclusive and binding upon all of the Shareholders and no Shareholder shall have any cause of action against the Shareholders' Representative for any action taken, decision made or instruction given by the Shareholders' Representative under this Agreement, except for fraud, gross negligence or willful breach of this Agreement by the Shareholders' Representative;

                12.5.3 the Shareholders' Representative shall be deemed to fulfill any fiduciary obligation to the Shareholders so long as no Shareholder is adversely affected by any action or failure to act of the Shareholders' Representative in a disproportionate measure compared to any other Shareholder;

                12.5.4 remedies available at law for any breach of the provisions of this Article 12 are inadequate; therefore, Purchaser shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Purchaser brings an action to enforce the provisions of this
Article 12; and

                12.5.5 the provisions of this Article 12 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Shareholders to the Shareholders' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Shareholder.

           12.6 All fees and expenses incurred by the Shareholders' Representative shall be paid by the Shareholders.

                                   ARTICLE 13
                                  MISCELLANEOUS

           13.1 ANNOUNCEMENTS. All parties will consult with each other and will mutually agree upon any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any press release or make any public statement prior to such consultation and agreement.

           13.2 FINDERS AND BROKERS. Except as provided in the next sentence, each party hereby represents and warrants to the others that neither it nor its representatives have taken, nor will they take, any action that would cause the other parties hereto to have any obligation or liability to any person for or made any arrangements for the payment of any finders' fees, brokerage fees, agents' commissions, or like payments in connection with the transactions contemplated hereby.

The Company has engaged the services of certain brokers (collectively, the "Brokers"), disclosed in a letter of even date herewith from the Company to Purchaser ("Broker Letter"), in connection with the transactions described herein. The fees owed by the Company to the Brokers, up to a maximum aggregate amount of $5,133,660, shall be paid by Purchaser. Subject to the prior sentence, the Shareholders shall be solely responsible for any and all fees and commissions payable to the Brokers all of which shall be paid at or prior to the Closing. Each party shall indemnify and hold harmless the others from any claim that is asserted by any person for a finder's fee or like payment with respect to this Agreement arising from any act, representation or promise of the indemnifying party or its representative.

           13.3 AMENDMENT. Subject to applicable law, this Agreement may only be amended or supplemented by written agreement of the Company, Merger Subsidiary and Purchaser.

           13.4 WAIVER OF COMPLIANCE. Any failure of the Company, on the one hand, or Purchaser, on the other, to comply with any provision of this Agreement may be expressly waived in writing by Purchaser or the Company, respectively, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

           13.5 EXPENSES. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated; provided, however, that if the Merger is consummated such fees and expenses incurred by or on behalf of the Company, shall be borne by the Shareholders and not the Company or Purchaser to the extent that such fees and expenses exceed $150,000 (or to the extent that such fees or expenses otherwise exceed the standard rates of such persons as disclosed to the Company and Purchaser). To the extent that such fees and expenses of the Company exceed $150,000 (or to the extent that such fees or expenses otherwise exceed the standard rates of such persons as disclosed to the Company and Purchaser), and such excess is not paid by the Shareholders at the Closing, Purchaser shall be entitled to deduct from the Escrowed Shares that number of shares with a value equal to such amount as calculated pursuant to the terms of the Escrow Agreement, notwithstanding any other provision therein.

           13.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of each party contained herein shall not be deemed waived or otherwise affected by any investigation made by or on behalf of the other party and such representations and warranties shall survive the Closing and the consummation of the Merger contemplated hereby as provided in
Article 8. All statements contained in this Agreement or in any schedule, exhibit, certificate, list, or other document delivered pursuant hereto shall be deemed representations or warranties, as the case may be (as such terms are used in this Agreement), of the party making such statements.

           13.7 NOTICES. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given (i) upon delivery, if delivered in person, (ii) five (5) business days after mailing if sent registered mail, return receipt requested, or (iii) the next business day after sending, if sent by commercial overnight courier (unless returned undelivered or the courier reports a later delivery) and addressed as follows:

                               To the Company and the Shareholders at:

                               Broadband Communications Products, Inc.
                               305 East Drive
                               Melbourne, Florida  32904
                               Attn:  Allen Henry

                               With a copy to:

                               Lucash, Gresmer & Updegrove LLP
                               40 Broad Street
                               Boston, Massachusetts  02109
                               Attn:  Jill Swaim

                               To Purchaser at:

                               Uniphase Corporation
                               163 Baypointe Parkway
                               San Jose, California  95134
                               Attn: Michael C. Phillips

                               With a copy to:

                               Morrison & Foerster LLP
                               755 Page Mill Road
                               Palo Alto, California 94304-1018
                               Attn:  Christopher S. Dewees

           Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

           13.8 ASSIGNMENT; SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement. Notwithstanding the foregoing, any party may assign its accrued rights and obligations hereunder, after any termination of this Agreement pursuant to Section 11.1, to any purchaser of all or substantially all of such party's assets, or to the surviving corporation in a merger or consolidation of such party. Any purported assignment, transfer, or delegation in violation of this Section shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person or entity not a party to this Agreement.

           13.9 GOVERNING LAW. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of Delaware.

           13.10 JURISDICTION. The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement (or any of the agreements or documents executed in connection herewith) or any judgment entered by any court in respect thereof shall be brought in the courts of the County of New York, State of New York or in the U.S. District Court for the Southern District of New York and the parties hereto hereby irrevocably accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, the parties hereto each hereby irrevocably waives, to the fullest extent permitted by law, any objection which he or it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement (or any of the agreements or documents executed in connection herewith) or any judgment entered in respect thereof brought in any court located in the County of New York, State of New York or the U.S. District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in any such court has been brought in an inconvenient forum.

           13.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           13.12 HEADINGS. The headings of the Sections and Articles of this Agreement and Table of Contents are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

           13.13 ENTIRE AGREEMENT. The parties intend that the terms of this Agreement, including the Disclosure Schedule and other documents referred to herein, shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

           13.14 THE COMPANY DISCLOSURE SCHEDULE. The Seller Disclosure Schedule shall be divided into sections corresponding to the sections of this Agreement. Disclosure in any section of the Seller Disclosure Schedule shall only constitute disclosure for purposes of the corresponding section of the Agreement and not for any other purpose, unless it is reasonably apparent on the face of the disclosure that it is applicable to another section of the Agreement.

           13.15 PERFORMANCE BY PURCHASER. Purchaser shall cause Merger Subsidiary to perform all of its covenants and obligations hereunder.

           13.16 SEVERABILITY. If any provision of this Agreement, or the application thereof to any Person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other Persons, places, and circumstances shall remain in full force and effect.

           13.17 RULES OF CONSTRUCTION. The parties acknowledge that each party has read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

           13.18 ADDITIONAL DOCUMENTS. Each of the parties agree, without further consideration, to execute and deliver such other documents and take such further action as may be reasonably required to effectuate the provisions of this Agreement.

           13.19 EXHIBITS. All Exhibits attached hereto shall be deemed to be a part of this Agreement and are fully incorporated in this Agreement by this reference.

           13.20 CERTAIN DEFINITIONS.

           "Affiliate" or "Associate" shall have the meaning assigned thereto in Rule 405, as presently promulgated under the Securities Act of 1933, as amended.

           "Intellectual Property" shall mean all patents, patent applications, software, trademarks, trademark applications, service marks, service mark applications, trade and other marks and names (either registered, common law or registration applied for), copyrights, copyright applications, mask works, inventions, trade secrets, proprietary information, know-how, processes, manufacturing or marketing procedures, recipes, formulae, drawings, schematics and patterns, and all documentation and other media relating to the foregoing.

           "Permitted Lien" means any Lien (a) for taxes, assessments or governmental charges if the same shall not at the time be due and delinquent,
(b) of mechanics and materialmen for sums not yet due, and (c) purchase money security interests incurred in the ordinary course of business.

           "Person" shall include any individual, partnership, joint venture, corporation, trust, unincorporated organization, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary, or other capacity.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Reorganization as of the date first written above.

THE COMPANY                            PURCHASER SUBSIDIARY

BROADBAND COMMUNICATIONS               PHASE ACQUISITION CORP.
PRODUCTS, INC.

By                                     By
  ------------------------------         ----------------------------------
    Allen S. Henry,                       Michael C. Phillips,
    Chief Executive Officer               Vice President and Secretary


PURCHASER

UNIPHASE CORPORATION

By
  ------------------------------
    Michael C. Phillips,
    Vice President


SHAREHOLDERS


------------------------------
James Breitmeier


------------------------------
Paul Casper


------------------------------
James Troy


------------------------------
Donald Alford


------------------------------
Whitworth Cotten


------------------------------
Marc Sawyer


------------------------------
Allen Henry

                         LIST OF SCHEDULES AND EXHIBITS


        SCHEDULE                 NAME
        Schedule 1.4             Officers of Surviving Corporation
        Schedule 2.2.1           Allocation of Shares
        Schedule 3               Company Disclosure Schedule
        Schedule 5.8             Company Affiliates
        Schedule 6.7             Purchaser Affiliates
        Schedule 7.1.9           Certain Employees




        EXHIBIT                  NAME
        Exhibit 2.2.4            Escrow Agreement
        Exhibit 5.8              Company Affiliate Agreement Form
        Exhibit 6.7              Purchaser Affiliate Agreement Form
        Exhibit 7.1.7            Company Opinion
        Exhibit 7.1.9            Non-Competition and Non-Solicitation agreements
        Exhibit 7.2.5            Form of Purchaser Opinion